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                                       Rule 424 (b)(2)
                                       File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR149                  Dated:  October 6, 1997
                           -----                          ---------------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated
June 14, 1996.)

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                    Senior Medium-Term Fixed Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            If any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EGG4

Principal Amount:                               35,000,000.00

Interest Rate per annum:                        6.186%

Maturity Date:                                  10/2/00

Settlement Date:                                10/6/97

Interest Payment Schedule:                      Semi-Annual on 15th of Apr & Oct
                                                 (first coupon 4/15/98)
Initial Redemption Date, if any:

Optional Repayment Dates, if any: